P10 Provides Corporate Governance Updates

Appoints Luke Sarsfield to Chairman, Effective in June

Improves Governance Policy Through Termination of Stockholder Rights Plan

DALLAS, May 8, 2024 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX) (the “Company”), a leading private markets solutions provider, today announced several enhancements to its governance structure and policy.

Robert Alpert informed the P10 Board of Directors (the “Board”) of his decision to step down as Executive Chairman, effective June 14, 2024, concurrent with the P10 Annual Meeting. Mr. Alpert will continue to serve on the Board as a director.

Additionally, the Board voted to appoint Luke Sarsfield to the role of Chairman of the Board, also effective June 14, 2024, and intends to appoint a Lead Independent Director at the P10 Annual Meeting.

“I want to thank Robert for his time as Executive Chair and look forward to our continued work on the Board,” said Luke Sarsfield, P10 Chief Executive Officer. “Robert’s role as Executive Chairman was intended to help me, and our senior team effect a successful leadership transition, and he now feels that transition is complete. He will continue to serve on the board as a director. I’m excited to step into this role as I work with our Board and management team to execute our strategic initiatives and advance alignment across our strategies.”

The Company’s Board also determined that its stockholder rights plan is no longer necessary for the preservation of federal income tax benefits and unanimously voted to terminate the rights plan effective as of the close of business on May 8, 2024.

The stockholder rights plan, which was previously set to expire in October 2024, was intended to help preserve the value of certain income tax assets, primarily tax net operating loss carryforwards. Stockholders do not have to take any action as a result of this termination.

These updates come in short succession after the previously announced appointment of Tracey Benford as an independent Class II director in April. Ms. Benford serves on the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of March 31, 2024, P10 has a global investor base of more than 3,600 investors across 50 states, 60 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different; global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2024, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Ownership Limitations

P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Investor Contact:
info@p10alts.com

P10 Media Contact:
Josh Clarkson
jclarkson@prosek.com